UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices, and Zip Code)

(818) 362-8391
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On May 20, 2026, the Compensation Committee of the Board of Directors of Tutor Perini Corporation (the “Company”) unanimously approved the Tutor Perini Corporation Deferred Compensation Plan (the “Plan”). The Plan is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Company and its subsidiaries within the meaning of ERISA and is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Under the Plan, eligible employees designated by the Company, including the Company’s named executive officers, may participate in the Plan to defer receipt of their cash compensation, including a percentage of their salaries, annual and long-term incentive bonuses, cash-settled restricted stock units and cash-settled performance stock units.

Elective deferrals of cash compensation are credited to a bookkeeping account established in the name of the participant. A participant is always 100% vested in their elective cash deferrals and any earnings thereon. The Company may make discretionary contributions to the Plan for selected participants and may subject such contributions to a vesting schedule.

Participant accounts will be credited with an investment return determined as if each account were invested in various investment alternatives made available by the Plan administrator and elected by the participant. The Company may set aside assets to fund its obligations under the Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts: (i) while still in the service of the Company, in either a lump sum or in two to five annual installments, in each case beginning no earlier than two years after such amounts were earned; (ii) upon a separation from service prior to reaching retirement eligibility (which is age 60 with at least seven years of cumulative service), in a lump sum paid no earlier than six months after separation from service; or (iii) upon a separation from service on or after reaching retirement eligibility, in either a lump sum or in two to 10 annual installments, in each case beginning no earlier than six months after separation from service. In addition, a participant’s account balance will be distributed within 30 days following the participant’s death, without regard to any participant election. A participant may also request a distribution from the Plan due to an unforeseeable emergency, subject to the approval of the Plan administrator.

The foregoing summary of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026, and is incorporated herein by this reference.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on three proposals as described in the Proxy Statement, and cast their votes as set forth below.

Proposal 1: Election of Directors

The Company's shareholders elected each of the following 10 nominees for director to serve until the Company's 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The final voting results for the election of directors were as follows:

Elected Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ronald N. Tutor	38,926,119	917,257	23,857	5,960,026
Gary G. Smalley	39,410,176	436,392	20,665	5,960,026
Peter Arkley	38,956,354	891,377	19,502	5,960,026
Jigisha Desai	36,091,008	3,755,431	20,794	5,960,026
Sidney J. Feltenstein	39,169,454	675,126	22,653	5,960,026
Robert C. Lieber	39,067,451	775,638	24,144	5,960,026
Dennis D. Oklak	39,483,643	359,446	24,144	5,960,026
Raymond R. Oneglia	38,220,426	1,622,382	24,425	5,960,026
Dale Anne Reiss	38,815,159	1,028,579	23,495	5,960,026
Shahrokh (“Rock”) Shah	39,522,340	318,864	26,029	5,960,026

Proposal 2: Ratification of Appointment of Independent Auditor

The Company's shareholders ratified the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2026. The final voting results on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,877,918	937,200	12,141	0

Proposal 3: Approval of the Compensation of the Company’s Named Executive Officers on an Advisory (Non-binding) Basis

The Company’s shareholders cast their votes with respect to the approval of the compensation of the Company's named executive officers on an advisory (non-binding) basis. The final voting results on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,631,812	952,357	283,064	5,960,026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	May 26, 2026	By:	/s/ Ifigenia Protopappas
Ifigenia Protopappas
Corporate Secretary

4